UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 505, New York, NY 10001

(Address of Principal Executive Office) (Zip Code)

(646) 448-5144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ASPU	The Nasdaq Stock Market (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2022, Aspen Group, Inc. (the “Company”) entered into an agreement with an insurance company which issued an approximately $18.3 million surety bond in favor of the State of Arizona. The surety bond requirement had previously been disclosed by the Company. In order to cause the insurance company to deliver the surety bond, the Company entered into a First Amendment to Intercreditor Agreement (the “Amendment’) with lenders to amend the Intercreditor Agreement entered into by the same parties on March 14, 2022 (the “Amendment”).

The Amendment provides that the Company and each of the lenders, at all times prior to the delivery of the Termination Certificate (as defined below), but for funding as directed by the Surety as described more fully below, (i) the Company shall not be permitted to make any draw request or borrow any funds under the Revolving Promissory Note and Security Agreements (the “Revolver Notes”) and (ii) the lenders shall not be required to fund any loan or advance any funds under the Revolver Notes. Upon that certain surety bond ceasing to be outstanding, the Company shall deliver to the lenders a certificate (such certificate, the “Termination Certificate”), certifying that the surety bond is no longer outstanding and that there are no further obligations in respect of the surety bond owing by the Company to the insurance company. Prior to issuance of the Termination Certificate and during the time the surety bond is in effect, the insurance company may cause the Company to draw on funds for the express purposes of resolving claims filed under the surety bond. In addition to the Revolver Notes draw restriction, the insurance company required the Company to restrict $5 million of cash.

The foregoing description of the terms of the Amendment and Intercreditor Agreement, and the transactions contemplated thereby, does not purport to be complete and are qualified in its entirety by reference to the form of the Amendment and Intercreditor Agreement, copies which are filed as Exhibits 10.1 to this Current Report on Form 8-K and as Exhibit 10.3 to the Form 10-Q filed on March 15, 2022, respectively, and are incorporated herein by reference.

As consideration for the lenders agreeing to enter into the Amendment, the Company agreed to issue each lender 100,000 five-year warrants exercisable at $1.00 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit		Incorporated by Reference			Filed or Furnished
#	Exhibit Description	Form	Date	Number	Herewith
10.1	First Amendment to Intercreditor Agreement				Filed
10.2	Intercreditor Agreement	10-Q	3/15/2022	10.3
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: April 27, 2022	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer